Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134384) of Millipore Corporation of our report dated June 28, 2006, except for Note 3, as to which the date is June 22, 2007, relating to the financial statements as of and for the year ended December 31, 2005 of Millipore Corporation Employees’ Participation and Savings Plan, which appear in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 25, 2007